NEWS RELEASE

FAIRVEST REAFFIRMS RECOMMENDATION FOR GOLDCORP/WHEATON
Major Voting Advisory Firms Support Goldcorp/Wheaton Transaction

Toronto, Ontario, February 9, 2005 - GOLDCORP INC. (GG: NYSE; G: TSX) today announced that Fairvest Corporation, Canada's leading independent voting advisory firm and an affiliate of Institutional Shareholder Services (ISS), reaffirmed its recommendation that its clients, including institutional investment firms, mutual funds and other fiduciaries, VOTE FOR THE GOLDCORP/WHEATON TRANSACTION!

"We are very pleased to see that both of the leading independent voting advisory firms, Fairvest and Glass, Lewis, conducted independent and comprehensive reviews and respectively confirmed the advantages of the Goldcorp/Wheaton River transaction for Goldcorp shareholders," said Rob McEwen, Goldcorp Chairman and CEO. "The Fairvest and Glass, Lewis recommendations to vote for the Wheaton transaction are in keeping with the recommendation of our entire Board of Directors: Wheaton is the right deal for all Goldcorp shareholders," added McEwen.

Fairvest Corporation is a leading authority on proxy voting and corporate governance issues in Canada. Fairvest now serves 75 institutional investors on all proxy proposals with financial implications for approximately 2200 Canadian Companies. Institutional Shareholder Services, Inc., serves more than 1,000 institutional and corporate clients worldwide with a core business of analyzing proxies and issuing informed research and objective vote recommendations for more than 28,000 companies across 102 markets worldwide.

Glass, Lewis & Co. is an analytical research firm that uses proprietary research and extensive analysis to objectively evaluate corporate integrity and financial transparency of public companies. The company is an independent research firm focused on the new challenges faced by institutional investors. Glass Lewis serves the institutional members of the financial and investing community and specializes in information analysis about the corporate integrity, financial performance, accounting, legal arrangements and governance of public companies.

TIME IS SHORT - VOTE FOR GOLDCORP/ WHEATON TODAY!

Goldcorp is continuing to urge its shareholders to VOTE FOR THE GOLDCORP/WHEATON TRANSACTION TODAY by signing, dating and returning the GREEN proxy today or following the directions on the GREEN proxy to vote by Telephone, Internet, Mail, Fax or Registered Shareholders may vote in Person at the Meeting. Shareholders who have already voted their shares and do not wish to change their vote do not need to take any action, and votes already cast and not changed or withdrawn will be cast at the special meeting.

Goldcorp's Red Lake Mine is the richest gold mine in the world. The Company is in excellent financial condition: has NO DEBT, a Large Treasury, positive Cash Flow and Earnings and pays a Dividend

Goldcorp Inc. - Press Release	Page 2

twelve times a year! GOLDCORP is UNHEDGED and currently withholds one-third of annual gold production in anticipation of higher gold prices. Goldcorp's shares are listed on the New York and Toronto Stock Exchanges under the trading symbols of GG and G, respectively, and its options trade on the American Stock Exchange (AMEX), the Chicago Board of Options Exchange (CBOE) and the Pacific Stock Exchange (PCX) in the United States and on the Montreal Exchange (MX) in Canada.

THE LAST DAY FOR RECEIVING PROXIES HAS BEEN EXTENDED TO TODAY, FEBRUARY 9, 5:00 PM TORONTO TIME. The Special Meeting of Shareholders will be held at the Windsor Ballroom, Le Royal Meridien King Edward Hotel, 37 King Street East, Toronto, Ontario, Canada on FEBRUARY 10, 9:00 AM TORONTO TIME.

Shareholders with questions about how to vote their shares may call our proxy solicitors as follows:

In Canada
KINGSDALE SHAREHOLDER SERVICES INC.

Call Toll-Free: 1-866-749-5464
Banks and Brokers Call Collect: 416-867-2335

In the United States and Other Locations
INNISFREE M&A INCORPORATED

Call Toll-Free from the U.S.: 1-877-750-9501
Call Collect from Other Locations: 646-822-7412
Banks and Brokers Call Collect: 212-750-5833

For further information, please contact:	Corporate Office:

Ian J. Ball	145 King Street West
Investor Relations	Suite 2700
Telephone: (416) 865-0326	Toronto, Ontario
Toll Free: (800) 813-1412	M5H 1J8
Fax: (416) 361-5741	website: www.goldcorp.com
e-mail: info@goldcorp.com

FORWARD LOOKING STATEMENTS

Certain statements included in this document constitute ''forward-looking statements'' concerning the business, operations and financial performance and condition of Goldcorp. Such forward-looking statements, including, but not limited to, those with respect to the prices of gold, copper and silver, the timing and amount of estimated future production, costs of production, capital expenditures, reserves determination, costs and timing of the development of new deposits and permitting time lines, involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Goldcorp to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the actual results of current exploration activities, actual results of current reclamation activities, conclusions of economic evaluations, changes in project parameters as plans continue to be refined and the future prices of gold, copper and silver. Although Goldcorp has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements.

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Many of these factors are beyond the control of Goldcorp and its subsidiaries. Consequently, all of the forward looking statements made in this document are qualified by these cautionary statements and there can be no assurance that the expected results or developments anticipated by Goldcorp will be realized.

This press release is neither an offer to purchase securities nor a solicitation of an offer to sell securities. Goldcorp has filed the following documents with Canadian securities regulatory authorities in connection with its offer to purchase all of the outstanding common shares of Wheaton River Minerals Ltd.: (1) a take-over bid circular and (2) a notice of special meeting of Goldcorp shareholders and management information circular. Goldcorp has filed the following documents with the United States Securities and Exchange Commission in connection with its offer to purchase all of the outstanding common shares of Wheaton River Minerals Ltd.: (1) a registration statement and prospectus and (2) a tender offer statement (which includes as an exhibit the notice of special meeting of Goldcorp shareholders and management information circular). Wheaton River has filed a directors' circular with Canadian securities regulatory authorities and a solicitation/recommendation statement with United States Securities and Exchange Commission with respect to Goldcorp's offer. Glamis Gold Ltd. has filed a take over bid circular with Canadian securities regulatory authorities in connection with its offer to purchase all of the outstanding common shares of Goldcorp. Glamis has filed the following documents with the United States Securities and Exchange Commission in connection with its offer to purchase all of the outstanding common shares of Goldcorp: (1) a registration statement and prospectus and (2) tender offer statement. Goldcorp has filed a directors' circular with Canadian securities regulatory authorities and a solicitation/recommendation statement with United States Securities and Exchange Commission with respect to Glamis' offer. Wheaton River investors and shareholders are strongly advised to read the Goldcorp registration statement and prospectus, the Goldcorp tender offer statement and the Wheaton River solicitation/recommendation statement, as well as any amendments and supplements thereto, because they contain important information. Goldcorp investors and shareholders are strongly advised to read the Goldcorp notice of special meeting of Goldcorp shareholders and management information circular (which is included as an exhibit to Goldcorp's tender offer statement) and the Goldcorp solicitation/recommendation statement, as well as any amendments and supplements thereto, because they contain important information. Investors and shareholders may obtain free copies of the documents described above at www.sedar.com or from the Securities and Exchange Commission's website at www.sec.gov. Free copies of the following documents can also be obtained by directing a request to Goldcorp at the address referred to below: (1) the Goldcorp take-over bid circular, (2) the related letter of transmittal, (3) the Goldcorp notice of special meeting of Goldcorp shareholders and management information circular, (4) the Goldcorp registration statement and prospectus, (5) the Goldcorp tender offer statement, (6) the Goldcorp directors' circular, (7) the Wheaton River directors' circular and (8) certain other documents.